UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 11, 2005

(Date of earliest event reported)

Golden Oval Eggs, LLC

(Exact name of Registrant as specified in its charter)

Delaware	132-02266	20-0422519
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 Dupont Avenue NE

Renville, Minnesota 56284

(Address of principal executive offices)

Registrant’s telephone number, including area code: (320) 329-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                              Regulation FD Disclosure.

On April 11, 2005, the Company released “Breaking News from Golden Oval Eggs”, the Company’s quarterly newsletter to its members and other interested parties.  A copy of the newsletter is being furnished with this filing on Form 8-K to ensure, pursuant to Regulation FD, that all investors are provided information that could be of importance to investors.  The material furnished is not to be considered filed for purposes of the obligations of the Company under applicable federal securities laws.  The newsletter should not be considered complete or necessarily indicative of future operating results of the Company and is subject to estimates, assumptions and limitations that are not fully elaborated in the material.  The Company specifically disclaims any obligation to update the information presented to reflect future events or developments.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This material accompanying this document contains information and data that may constitute forward-looking statements based on assumptions by the management of the Company as of the date of this document.  If management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could differ materially from those anticipated. These differences could be caused by a number of factors or combination of factors including, but not limited to, those factors described under the heading “Risk Factors” contained in the Company’s filings with the Securities and Exchange Commission.  Readers are urged to consider such factors when evaluating any forward-looking statement, and the Company cautions you not to put undue reliance on any forward-looking statements.

Item 9.01.               Financial Statements and Exhibits.

(a)                                  Financial Statements:  Not Applicable.

(b)                                 Pro Forma Financial Information:  Not Applicable.

(c)                                  Exhibits:

Exhibit 99.1       Newsletter released April 11, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Oval Eggs, LLC

Dated: April 11, 2005	By	/s/ DANA PERSSON
Dana Persson, President and Chief Executive Officer